CONSULTING SERVICES AGREEMENT AND GENERAL RELEASE

          This Consulting Agreement (the "Agreement"), dated this 9th day of March 2005, is by and between Anchor Glass Container Corporation (the "Company") and Darrin J. Campbell (the "Consultant").


          WHEREAS, the Consultant currently serves as the Chief Executive Officer of the Company (the "CEO"); and

          WHEREAS, the Consultant and the Company are parties to an Employment Agreement dated as of August 30, 2002 (the "Employment Agreement"); and

          WHEREAS, the Consultant has indicated his intention to resign as CEO and as a director of the Company effective March 31, 2005 (the "Separation Date"); and

          WHEREAS, on the Separation Date, the Employment Agreement will terminate pursuant to its terms; and

          WHEREAS, following the Consultant's termination of employment as CEO, the Company desires to retain the Consultant to provide certain strategic services with respect to the operations of the Company as may be determined by the Company from time-to-time; and

          WHEREAS, the Consultant desires to be retained by the Company to provide such services.

          NOW, THEREFORE, in consideration of the promises in this Agreement, the mutuality and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. TERMINATION OF EMPLOYMENT RELATIONSHIP. Effective as of the Separation Date, the Consultant's employment with the Company and all of its affiliates will terminate. Effective as of the Separation Date, the Consultant will resign from all positions that he held with the Company and any of its affiliates, including but not limited to as an officer and employee of the Company and as a member of the Board of Directors of the Company (the "Board") and all other offices, directorships and fiduciary capacities held with, or on behalf of, the Company or any benefit plan sponsored by it.

          2. CONSULTING TERM. Consultant will provide the services set forth below during the period from April 1, 2005 through December 31, 2005 (the "Term"). The Agreement will terminate at the end of the Term.

          3. CONSULTING SERVICES. During the Term, the Consultant will advise, consult and provide services to the Company with respect to (a) the business strategy of the Company, (b) customer relations and (c) matters relating to the Glass Molders, Pottery, Plastics and Allied Workers International Union and the United Steelworkers of America, and such other services as may be reasonably requested by the Board. The Consultant agrees to devote his best efforts, energies and skill to the discharge of the duties and responsibilities attributable to his engagement as Consultant.


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          4. CONSULTING FEES. During the Term, the Consultant will receive for services rendered an aggregate of $350,000, payable in nine substantially equal monthly installments on the first business day of every month during the Term (the "Monthly Consulting Fees"), commencing on April 1, 2005.

          5. BENEFITS. All salary and benefits under the Employment Agreement shall cease as of the Separation Date. Thereafter, the Consultant has the right, pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA"), to continuation of group health and dental benefits to the extent authorized by and consistent with COBRA, with the cost of the regular premium payments for such benefits to be paid by the Consultant.

          6. INDEPENDENT CONTRACTOR.

             a. During the Term, the Consultant will be and will be deemed for all purposes to be an independent contractor of the Company. The Consultant acknowledges that this Agreement is not an employment contract. Consequently, the Monthly Consulting Fees set forth in Section 4 of this Agreement will not be deemed to be wages, and therefore, will not be subject to any withholdings or deductions.

             b. Nothing contained herein will be construed to create a relationship of employment between the Company and the Consultant. The Consultant will not be entitled to any employee benefits of the Company or any of its affiliates or subsidiaries.

          7. RELEASE. In consideration of the payments and benefits provided herein, the Consultant acknowledges by his signature below, that on behalf of the Consultant, and his heirs and administrators, the Consultant hereby releases the Company and its parents, subsidiaries, and affiliates and predecessor companies, and their present and former respective directors, officers, shareholders, employees, agents, attorneys, successors and assigns (together, the "Released Parties"), from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, charges, claims, and demands whatsoever which the Consultant, his heirs, executors, administrators or assigns has, or may hereafter have against the Released Parties or any of them arising out of or by reason of any cause, matter or thing whatsoever from the beginning of the world to the date hereof, whether known or unknown, as of the date the Consultant executes this Agreement, including without limitation any and all matters relating to the Consultant's employment by the Company and the termination thereof and all matters arising under any federal, state or local statute, rule or regulation or principle of contract law or common law, including, but not limited to, claims arising under Title VII of the Civil Rights Act of 1964, 42 U.S.C. SS. 2000 ET SEQ., the Americans with Disabilities Act of 1990, 42 U.S.C. SS. 12101 ET SEQ., the Employee Retirement Income Security Act of 1974, 29 U.S.C. SS. 1001 ET SEQ., the Fair Labor Standards Act, 29 U.S.C. SS. 201 ET SEQ.; the Family and Medical Leave Act of 1993, 29 U.S.C. SS. 2601 ET SEQ., the Florida Civil Human Rights Act, Fla. Stat. Ann. SS.SS. 760.01, ET SEQ., Florida Equal Pay Law, Fla. Stat. Ann. SS. 725.07, ET SEQ., Wage Discrimination Law, Fla. Stat. Ann. SS. 448.07, ET SEQ., and Florida Whistleblower Protection, Fla. Stat. Ann. SS.SS. 448.101, ET SEQ., all AS AMENDED, or any other federal, state, or local statute, or common law relating to employment, wages, hours, or any other terms and conditions of employment. Notwithstanding the foregoing, this release does not


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release rights to indemnification by the Consultant pursuant to the Company's charter, by-laws or any other applicable agreement.

          8. RESTRICTIVE COVENANTS; REMEDIES.

             a. NON-SOLICITATION. During the Term, the Consultant will not, without the prior written consent of the Company, directly or indirectly, for the Consultant's own account or for the account of any other person or entity with which the Consultant is or will become associated in any capacity, (i) solicit for employment or (ii) solicit to interfere with the business of the Company, any officer, employee, agent, consultant, or independent contractor of the Company, or any person who was an officer, employee, agent, consultant, or independent contractor of the Company within six (6) months of such solicitation.

             b. CONFIDENTIALITY. The Consultant acknowledges that prior to the Term he has acquired, and during the Term the Consultant will acquire, Confidential Information (as defined herein) regarding the business of the Company and its subsidiaries and affiliates. Accordingly, the Consultant agrees that, without the prior written consent of the Company, he will not, at any time, either during or after the Term, disclose to any unauthorized person or otherwise use any such Confidential Information for any reason other than the Company's or any of their subsidiaries' or affiliates' business. For this purpose, "Confidential Information" means the Company's trade secrets and all other information unique to the Company and not readily available to the public, including developments, designs, improvements, inventions, formulas, compilations, methods, forecasts, software programs, processes, know-how, data, research, operating methods and techniques, and all business plans, strategies, costs, profits, customers, vendors, markets, sales, products, key personnel, pricing policies, marketing, sales or other financial or business information, and any modifications or enhancements of any of the foregoing.

             c. NON-DISPARAGEMENT. The Consultant will not at any time publish or communicate to any third party any "Disparaging" (as defined below) remarks, comments or statements concerning the Company, or any of its directors, officers, employees or agents. Nothing in this Section, however, will prohibit the Consultant from cooperating with and providing truthful information in connection with any government or regulatory inquiry or as may be required by law or responding truthfully to any subpoena or court order. "Disparaging" remarks, comments or statements are those that impugn the character, honesty, integrity, morality, business acumen or abilities in connection with any aspect of the operation of business of the individual or entity being disparaged.

             d. NON-COMPETITION. The Consultant agrees that during the Term, he will not, without the prior written consent of the Company, participate or engage in, directly or indirectly (as an owner, partner, employee, officer, director, independent contractor, consultant, advisor or in any other capacity calling for the rendition of services, advice, or acts of management, operation or control), any business that is competitive with the glass container manufacturing business conducted by the Company within North America.

             e. REMEDY FOR BREACH. The Consultant hereby acknowledges that the provisions of this Section 8 are reasonable and necessary for the protection of the Company and

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its subsidiaries and affiliates. The Consultant further acknowledges that the
Company and its subsidiaries and affiliates will be irreparably harmed if such covenants are not specifically enforced. Accordingly, the Consultant agrees that, in addition to any other relief to which the Company and its subsidiaries and affiliates may be entitled, including claims for damages, the Company and its subsidiaries and affiliates will be entitled to seek and obtain injunctive relief (without the requirement of any bond) from a court of competent jurisdiction for the purposes of restraining the Consultant from an actual or threatened breach of such covenants. In addition, without limiting the Company's and each of its subsidiaries' and affiliates' remedies for any breach of any restriction on the Consultant set forth in this Section 8, except as required by law, the obligation of the Company and its subsidiaries and affiliates to pay any amounts or benefits payable to the Consultant under Section 4 of this Agreement is contingent upon the Consultant acting in accordance with the covenants of this Section 8. If any of the rights or restrictions contained in this Section 8 will be deemed to be unenforceable by reason of the extent, duration or geographical scope of such rights or restrictions, the parties hereby agree that a court of competent jurisdiction will reduce such extent, duration and/or geographical scope and enforce such right or restriction in its reduced form for all purposes in the manner contemplated hereby; PROVIDED THAT such extent, duration or geographical scope will only be reduced to the extent necessary to make such right or restriction enforceable.

          9. SERVICES NON-EXCLUSIVE. Subject to Section 8 of this Agreement, the services to be provided by the Consultant hereunder are not and will not be deemed to be exclusive to the Company and the Consultant will be free to render similar services to others and to engage in all such activities as the Consultant deems appropriate, provided that the Consultant's performance hereunder is not impaired and the Consultant does not breach any of his obligations set forth herein by such other activities.

          10. TERMINATION FOR CAUSE. Prior to the end of the Term, the Company may terminate the consulting services of the Consultant in the event that the Consultant materially breaches this Agreement, including, without limitation, the Consultant ceasing to perform services hereunder due to his death or due to his physical or mental illness or injury ("Disability") (a "Termination for Cause"). Such Termination for Cause shall be effective immediately upon written notice to the Consultant by the Company, except that in the event of a material breach of this Agreement by the Consultant, other than a breach of the provisions of Section 8 or due to the Consultant's death or Disability, the Termination for Cause shall be effective ten (10) days after written notice of the breach of the Agreement is provided to the Consultant by the Company, unless the Consultant cures such breach (if curable) within the ten (10) day period. In the event of a Termination for Cause, the Consultant will be entitled only to such Monthly Consulting Fees as will have accrued as of the date of such termination and the Company will have no further obligation to the Consultant.

          11. TERMINATION OTHER THAN FOR CAUSE. In the event the consulting services of the Consultant terminate for any reason other than a Termination for Cause prior to the end of the Term, the Consultant will continue to receive the remaining Monthly Consulting Fees, payable in accordance with Section 4, until the expiration of the Term.

          12. DISCLOSURE. The Consultant will disclose immediately to the Company the existence of any relationship between the Consultant and any other entity that creates or may

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create a conflict of interest that may affect the independent professional judgment of the Consultant in carrying out his duties under this Agreement.

          13. VOLUNTARY AND KNOWING. The Consultant represents and warrants that he fully understands the terms of this Agreement and that he knowingly and voluntarily, of his own free will without any duress, being fully informed and after due deliberation, accepts its terms and signs the same as his own free act. The Consultant further represents and warrants that, except as set forth herein, no promises or inducements for this Agreement have been made, and he is entering into this Agreement without reliance upon any statement or representation by any of the Released Parties or any other person, concerning any fact material hereto. The Consultant understands that as a result of entering into this Agreement he will not have the right to assert that any of the Released Parties unlawfully terminated his employment or violated any rights in connection with his employment. In addition, the Consultant understands and agrees that he is not entitled to any termination or severance payments from the Company.

          14. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the state of Florida, without giving effect to the principles of conflicts of laws.

          15. PROPERTY.

             a. Unless otherwise agreed to by the Consultant and the Company, the Consultant agrees that prior to or on the Separation Date, he will return all property in his possession belonging to the Company or the Released Parties, including but not limited to all books, records and accounts of Confidential Information whether prepared by Consultant or otherwise coming into Consultant's possession, credit cards, security key cards, telephone cards, car service cards, computer software or hardware, identification cards, records or copies of records, correspondence, materials, documents and other books or manuals issued by the Company or the Released Parties (including materials maintained electronically) or generated by the Consultant or coming into the Consultant's possession or under the Consultant's control in the course of Consultant's employment ("Company Property") other than property needed by the Consultant to perform his duties hereunder.

             b. Any Company Property that remains in the possession of the Consultant following the Separation Date pursuant to Section 15(a) and all Company Property, coming into his possession in the course of his services under this Agreement will be the sole property of the Company or any of its subsidiaries or affiliates, as applicable. At the end of the Term, or upon the termination of the Consultant's consulting services hereunder or upon the request of the Company, if earlier, the Consultant will return all Company Property in his possession or under his control as of such date.

          16. ACCEPTANCE, REVOCATION, AND EFFECTIVE DATE. The Consultant will have seven (7) days following the date he signs this Agreement during which to revoke it, by sending a written notice of revocation to the Company by any means that will assure delivery of the notice within the seven-day revocation period. This Agreement becomes effective on the eighth (8th) day after it is executed by the Consultant. By signing this Agreement, the Consultant acknowledges that the Company has provided him with at least twenty-one (21) days from the

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date upon which this Agreement is delivered to him within which to consider the terms and effect of this Agreement. If the Consultant chooses to sign this Agreement prior to the expiration of the twenty-one (21) day period, he voluntarily waives any right he may have, prior to signing this Agreement, to additional time within which to consider the Agreement. The Consultant is hereby advised to consult with an attorney prior to executing this Agreement. The Consultant represents and warrants that he fully understands the terms of this Agreement and that he knowingly and voluntarily, of his own free will without any duress, being fully informed, after due deliberation and after sufficient time and opportunity to consult with the counsel of his choice, accepts its terms and signs his name as his own free act.

          17. NOTICES. All notices and other communications that are required or may be given under this Agreement must be in writing and will be deemed to have been duly given when delivered in person, upon delivery by a nationally recognized overnight courier service, or by facsimile to the party to whom the notice is being given, as follows:

              If to the Company:
              Anchor Glass Container Corporation
              4343 Anchor Plaza Parkway
              Tampa, Florida 33634-7513
              Attention:  Chairman of the Board
              Fax number: [_____________]

              With a copy to:

              Schulte Roth & Zabel LLP
              919 Third Avenue
              New York, New York  10022
              Attention: Stuart D. Freedman, Esq.
              Fax number: 212 593-5955

              If to the Consultant:

              Darrin Campbell
              11814 Marblehead Dr.
              Tampa, Florida 33626

Either party may change the address provided above by delivering written notice of such change of address to the other party.

          18. COOPERATION. The Consultant agrees during the Term and for a period of one year following the end of the Term to cooperate fully with the Company and to make himself reasonably available to the Company to respond to reasonable requests by the Company concerning matters, including litigation, investigations or regulatory inquiries or proceedings, involving facts or events relating to the Company or any of its affiliates that may be within his knowledge.
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          19. ASSIGNABILITY; SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the successors of the Company. None of the parties may assign this Agreement without the express written consent of the other party.

          20. COUNTERPARTS. This Agreement may be executed in counterparts, all of which will be deemed an original but all of which will constitute one and the same instrument.

          21. ENTIRE AGREEMENT AND AMENDMENT. This Agreement may be amended only by an agreement in writing signed by both parties. The Agreement contains the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, oral or written, between the parties with respect to the subject matter of this Agreement.

          22. SURVIVAL. The Consultant's obligations under Sections 7 and 8 will survive the termination of the Term.

          23. SEVERABILITY. In the event that any one or more of the terms, conditions or provisions of this Agreement is held invalid, illegal or unenforceable, that term, condition or provision will be severed and the remaining terms, conditions and provisions will remain binding and effective.


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          IN WITNESS WHEREOF, the parties have executed the Agreement as of the date and year first above written.

                                       ANCHOR GLASS CONTAINER CORPORATION

                                       By: /s/ Richard A. Kabaker
                                           ----------------------------------
                                           Name: Richard A. Kabaker
                                           Title: V.P. Gen'l. Csl. & Secy.

                                       CONSULTANT

                                       /s/ Darrin J. Campbell
                                       --------------------------------------
                                       Darrin J. Campbell


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